Exhibit 4.2

TRUIST FINANCIAL CORPORATION

Medium-Term Notes, Series J (Subordinated)

Officers’ Certificate and Company Order

Pursuant to the Indenture Regarding Subordinated Securities, dated as of May 24, 1996, as amended by a First Supplemental Indenture, dated as of December 23, 2003, a Second Supplemental Indenture, dated as of September 24, 2004, a Third Supplemental Indenture, dated as of May 4, 2009, and a Fourth Supplemental Indenture, dated as of July 28, 2022 (as amended, and as the same may be further amended or supplemented from time to time, the “Indenture”), between Truist Financial Corporation, a North Carolina corporation (the “Company”), and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association, as successor to the corporate trust business of State Street Bank and Trust Company), as trustee (the “Trustee”), and to resolutions adopted by the Company’s Board of Directors on December 19, 2023 (the “Resolutions”), this Officers’ Certificate and Company Order (“Officers’ Certificate”) is being delivered to the Trustee to establish the terms of a series of Securities in accordance with Section 2.01 of the Indenture, to establish the forms of the Securities of such series in accordance with Section 2.01 of the Indenture, and to establish the procedures for the issuance of specific Securities from time to time pursuant to Section 2.04 of the Indenture. This Officers’ Certificate shall be treated for all purposes under the Indenture as a supplemental indenture thereto.

In connection with this Officers’ Certificate, the undersigned have reviewed the Indenture and the Resolutions as well as such other documents as they have deemed necessary or appropriate to certify as to the below matters. The undersigned further confirm pursuant to Section 16.05 of the Indenture that they have read Sections 2.01, 2.02 and 2.04 of the Indenture and that, in their opinion, they have made such examination and investigation as is necessary to enable them to certify as to the below matters.

All conditions precedent provided for in the Indenture relating to the establishment of (i) a series of Securities, (ii) the forms of such series of Securities, and (iii) the procedures for the issuance of such series of Securities have been complied with.

Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Indenture or the Prospectus Supplement relating to the Notes attached hereto as Exhibit A (the “Prospectus Supplement”). In connection with each issuance of Notes, the Company will prepare a pricing supplement to the Prospectus Supplement (each, a “Pricing Supplement”). In the event of any inconsistency between the definition of any term set forth in the Indenture and the Prospectus Supplement or the applicable Pricing Supplement, if any, the definition for such term as set forth in the Prospectus Supplement or the applicable Pricing Supplement shall control. References herein to the “Agents” are to the Agents as defined in that certain Distribution Agreement, dated as of January 19, 2024, between the Company and such Agents, pursuant to which the Notes (as defined herein) may be sold, and such other persons who may from time to time act as Agents with respect to the Notes.

A.     Establishment of Series pursuant to Section 2.01 of the Indenture.

There is hereby established pursuant to Section 2.01 of the Indenture a series of Securities which shall have the following terms:

(1)     The Securities of such series shall bear the title “Medium-Term Notes, Series J (Subordinated)” (referred to herein as the “Notes”).

(2)     The aggregate principal amount of the Notes to be issued pursuant to this Officers’ Certificate is unlimited.

(3)     The Notes shall be issuable in one or more tranches, with all Notes having the same terms, constituting a single tranche. The specific terms of each Note or tranche of Notes shall be determined from time to time in the manner described in the Prospectus Supplement and set forth in a Pricing Supplement. The principal and interest payable at the Stated Maturity, or earlier Redemption Date or repayment date, will be paid to the Holder of the Note at the time of payment. Accrued interest, if any, will be paid at the Stated Maturity, or earlier Redemption Date or repayment date, whether or not that date is an Interest Payment Date.

(4)     Subject to any applicable business day convention as described in the Prospectus Supplement or in any applicable Pricing Supplement, interest payments on the Notes will be made on each Interest Payment Date applicable to, and at the Stated Maturity, or earlier Redemption Date or repayment, of, the Notes. Interest payable on any Interest Payment Date other than at the Stated Maturity, or earlier Redemption Date or repayment date, will be paid to the to the person in whose name a Note is registered at the close of business on the applicable Regular Record Date. The principal and interest payable at the Stated Maturity, or earlier Redemption Date or repayment date, will be paid to the Holder of the Note at the time of payment. Accrued interest, if any, will be paid at the Stated Maturity, or earlier Redemption Date or repayment date, whether or not that date is an Interest Payment Date.

(5)     Each Note within such series shall mature on a date nine months or more from its date of issue as specified in such Note and in the applicable Pricing Supplement; provided, however, that no Commercial Paper Rate Note (as defined below) shall mature sooner than nine months and one day from its date of issue. Unless otherwise authorized by or pursuant to a resolution of the Board of Directors of the Company, none of the Notes will mature less than 5 years from its date of issue. If the Stated Maturity or, if applicable, earlier Redemption Date or repayment date specified in the applicable Pricing Supplement with respect to any Note falls on a day that is not a Business Day, any payment of principal of, premium, if any, and interest otherwise due on such day will be made on the next succeeding Business Day, and no interest on such payment shall accrue for the period from and after such Stated Maturity, Redemption Date or repayment date, as the case may be.

With respect to the Notes of this series, and unless otherwise specified in the applicable Pricing Supplement, “Business Day” means any day, other than a Saturday or Sunday, (i) that is not a day on which banking institutions are authorized or required by law, regulation or executive order to close in New York, New York or Charlotte, North Carolina; (ii) for any Note denominated in a specified currency other than U.S. dollars or euro, a day that also is a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in the principal financial center (as described below) of the country of the specified currency; (iii) for any Note denominated in euro or any Note with a base rate of EURIBOR, a day that also is a day on which the real-time gross settlement system operated by the Eurosystem, or any successor or replacement system (the “T2 system”), is open for the settlement of payment in euro (a “T2 business day”); (iv) for any Note denominated in pounds sterling or any Note with a base rate of SONIA, a day that also is a day on which commercial banks are open for general business (including dealing in foreign exchange and foreign currency deposits) in London (a “London banking day”); (v) for any Note with a base rate of SOFR (as defined below), a day that also is a U.S. Government Securities Business Day; and (vi) for any indexed Note, a day that also is a day on which commercial banks are generally open for business in such other place or places as may be set forth in the applicable Pricing Supplement.

Unless otherwise specified in the applicable Pricing Supplement, the “Principal Financial Center” of any country for the purpose of the foregoing definition is as provided in the 2021 ISDA Definitions, and as amended and updated from time to time, published by the International Swaps and Derivatives Association, Inc. (the “ISDA Definitions”).

“U.S. Government Securities Business Day” means any day that is not a Saturday, a Sunday or a day on which the Securities Industry and Financial Markets Association (or any successor thereto) recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

(6)     Each Note within such series that bears interest will bear interest by reference to (a) a fixed rate (the “Fixed Rate Notes”); (b) a rate determined by reference to one or more interest rate bases or formulas, referred to as a “Base Rate”, which may be adjusted by a Spread and/or Spread Multiplier (each as defined below), or both (the “Floating Rate Notes”); (c) a fixed rate for a specified portion of the applicable term and a floating rate determined by reference to one or more base rates, which may be adjusted by a spread or a spread multiplier, or both, for other portions of the applicable term; (d) a fixed rate for a specified portion of the applicable term and then reset at one or more specified intervals for the remainder of such term at a rate determined by reference to one or more reset reference rates, including the U.S. treasury rate or any other rate specified in the applicable pricing supplement, which may be adjusted by a spread or a spread multiplier, or both; (e) a rate determined by reference to the performance, price, level or value of one or more of the following: securities of one or more issuers; one or more currencies; one or more commodities; one or more indices; any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance; and/or one or more baskets of the foregoing, which may be adjusted by a Spread and/or Spread Multiplier (“Indexed Rate Notes”); or (f) any combination of (a), (b), (c), (d) and (e). Notes within such series may also be issued as “Zero Coupon Notes” which do not provide for any periodic payments of interest. Notes may be issued as “Original Issue Discount Notes” at a discount from the principal amount thereof due at the stated maturity as specified in the applicable Pricing Supplement. Any Floating Rate Note may also have either or both of the following as set forth in the applicable Pricing Supplement: (i) a maximum interest rate limitation, or ceiling, on the rate of interest that may accrue during any interest period; and (ii) a minimum interest rate limitation, or floor, on the rate of interest that may accrue during any interest period. The interest rate on a Note will in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application. Unless otherwise specified in the applicable Pricing Supplement, the interest rate on any Floating Rate Notes will in no event be lower than zero. The applicable Pricing Supplement may designate any of the following Base Rates as applicable to each Floating Rate Note: (a) the Canadian overnight repo rate average (“CORRA”) (based on compounding), in which case such Note will be a “CORRA Note”; (b) the commercial paper rate, in which case such Note will be a “Commercial Paper Rate Note”; (c) the constant maturity treasury rate, in which case such Note will be a “CMT Rate Note”; (d) the Euro interbank offered rate, in which case such Note will be a “EURIBOR Note”; (e) the federal funds rate, in which case such Note will be a “Federal Funds Rate Note”; (f) the prime rate, in which case such Note will be a “Prime Rate Note”; (g) the secured overnight financing rate (“SOFR”) (based on compounding, including index), in which case such Note will be a “SOFR Note”; (h) the Sterling overnight index average rate (based on compounding, including index), in which case such Note will be a “SONIA Rate Note”; (i) the treasury rate, in which case such Note will be a “Treasury Rate Note”; or (j) any other interest rate basis or formula specified in the applicable Pricing Supplement.

The interest rate on each Floating Rate Note will be determined by reference to the applicable Base Rate specified in the applicable Pricing Supplement (based on the specified Index Maturity (as defined below), if applicable, and in respect of each Interest Period), plus or minus any applicable spread and/or multiplied by any applicable spread multiplier. With respect to any Floating Rate Note of this series, if applicable, “Index Maturity” means the period to maturity of the instrument or obligation from which the base rate is calculated and will be specified in the applicable Pricing Supplement. The “Spread” is the number of basis points, or each one-hundredth of a percentage point, specified in the applicable Pricing Supplement to be added or subtracted from the Base Rate for that Floating Rate Note. The “Spread Multiplier” is the percentage specified in the applicable Pricing Supplement to be applied to the Base Rate for a Floating Rate Note.

Indexed Notes

The specific terms of any indexed Notes will be set forth in the applicable Pricing Supplement.

Zero Coupon Notes

The specific terms of any Zero Coupon Notes will be set forth in the applicable Pricing Supplement.

(7)     Unless otherwise specified in the applicable Pricing Supplement, the Company will pay principal of and any premium, interest, and other amounts payable on the Book-Entry Notes (as defined below) in accordance with arrangements then in place between U.S. Bank Trust Company, National Association (the “Paying Agent”) and the applicable depository. Unless otherwise specified in the applicable Pricing Supplement, the principal of and any premium, interest, and other amounts payable on the Book-Entry Notes on each Interest Payment Date and at the Stated Maturity, or earlier Redemption Date or repayment date, will be paid in immediately available funds to The Depositary Trust Company (“DTC”), as Depositary, or its nominee, or such other depositary specified in the applicable Pricing Supplement, as the registered owner of the

Global Notes representing the Book-Entry Notes, which will receive the funds for distribution to the Holders. The Company expects payments by the Depositary’s participants to owners of beneficial interests in the Book-Entry Notes will be governed by standing customer instructions and customary practices and will be the responsibility of those participants. Unless otherwise specified in the applicable Pricing Supplement, the Company will pay any interest payable on each Interest Payment Date and any principal and any premium, interest, and other amounts payable at the Stated Maturity, or earlier Redemption Date or repayment date, on Notes in certificated form by, in the Company’s discretion, wire transfer of immediately available funds or check mailed to Holders of the Notes at the close of business on the applicable Regular Record Date at the address shown on the Security Register of the Company; provided, that any Holder of $10,000,000 or more in aggregate principal amount of similar Notes will receive payments by wire transfer of immediately available funds if such Holder has given appropriate wire transfer instructions to the applicable Trustee or the Paying Agent in writing not later than ten Business Days prior to the applicable payment date.

(8)     If so specified in the applicable Pricing Supplement, the Notes will be redeemable at the option of the Company on the date or dates prior to the Stated Maturity specified in the applicable Pricing Supplement at the price or prices specified in the applicable Pricing Supplement. The Prospectus Supplement and the applicable Pricing Supplement, if applicable, will describe the terms and provisions with respect to redemption at the option of the Company applicable to Notes that are redeemable at the option of the Company. The applicable pricing supplement may set forth terms and provisions with respect to redemption at the option of the Company applicable to Notes denominated in a currency other than U.S. dollars.

Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 5 days but not more than 60 days before the Redemption Date to each Holder of the Notes to be redeemed.

In the case of a partial redemption, selection of the Notes for redemption will be made pro rata, by lot or by such other method as the Trustee in its sole discretion deems appropriate and fair. No Note of a principal amount equal to or less than the minimum authorized denomination of such note will be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption that relates to the Note will state the portion of the principal amount of the Note to be redeemed. A new Note in a principal amount equal to the unredeemed portion of the Note will be issued in the name of the Holder of the Note upon surrender for cancellation of the original Note, provided that the unredeemed portion of the principal amount of any Note will be in an authorized denomination (which will not be less than the minimum authorized denomination) for such Note. For so long as the Notes are held by DTC (or another depositary), the redemption of the Notes will be done in accordance with the policies and procedures of the depositary.

Unless the Company defaults on payment of the applicable redemption price, on and after the Redemption Date interest will cease to accrue on the Notes or portions thereof called for redemption. On or prior to the Redemption Date, the Company will deposit with the Paying Agent or the Trustee money sufficient to pay the redemption price of and accrued interest on the Notes to be redeemed on that date.

Any calculations in connection with any redemption will be made by the Company or its designee; provided, however, that such calculation shall not be a duty or obligation of the Trustee. Neither the Trustee nor the calculation agent shall be responsible for or have any responsibility to determine or make any calculations in connection with any redemption. The Company’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

(9)     Unless otherwise specified in the applicable Pricing Supplement, the Company will not be obligated to redeem or purchase Notes subject to a sinking fund or analogous provision or at the option of any Holder.

(10)     Unless otherwise specified in the applicable Pricing Supplement, the Notes may be issued only in fully registered form. Unless otherwise specified in the applicable Pricing Supplement, the authorized denomination of the Notes, other than Foreign Currency Notes (as defined below), shall be $2,000 or any amount in excess of $2,000 which is an integral multiple of $1,000. Foreign Currency Notes will be issued in the denominations specified in the applicable Pricing Supplement.

(11)     The Notes may be denominated, and payments of principal of and interest on the Notes will be made, in United States dollars or in such foreign currencies or foreign currency units (each, a “Specified Currency”) as may be specified in the applicable Pricing Supplement (“Foreign Currency Notes”). Unless otherwise specified in the applicable pricing supplement, for Holders of Book-Entry Notes through a DTC participant that do not make an election and follow the procedures described in the Prospectus Supplement to receive payments in the applicable specified currency and for Holders of Notes in certificated form that elect to receive payments in U.S. dollars, the exchange rate agent for the relevant Notes will convert payments to that Holder into the Specified Currency or U.S. dollars, as the case may be, as described in the Prospectus Supplement.

(12)     Each Note will be represented by either a master global note or a global note in fully registered form (each a “Global Note”) registered in the name of the Depositary or a nominee of the Depositary (each such Note represented by a Global Note being herein referred to as a “Book-Entry Note”) or a certificate issued in definitive registered form, without coupons, as set forth in the applicable Pricing Supplement. Unless otherwise specified in the applicable Pricing Supplement, The Depository Trust Company will act as Depositary. The Notes may also be issued in the form of one or more Global Notes and registered in the name of the nominee of a common safekeeper or a common depositary for Clearstream Banking, S.A. and Euroclear Bank SA/NV. Except as provided in Section 2.06 of the Indenture or in the applicable Pricing Supplement, Book-Entry Notes will not be issuable in certificated form and will not be exchangeable or transferable. So long as the Depositary or its nominee is the registered Holder of any Global Note, the Depositary or its nominee, as the case may be, will be considered the sole Holder of the Book-Entry Note or Notes represented by such Global Note for all purposes under the Indenture and the Notes.

(13)     The Notes shall be subject to the subordination provisions contained in Article Three of the Indenture.

(14)     Subject to the terms of the Indenture and the Resolutions, each Note shall have such other terms (which may be in addition to or different from the terms set forth herein and which may differ from the terms of other Notes) as are specified in the applicable Pricing Supplement.

B.     Establishment of Note Forms pursuant to Section 2.01 of Indenture.

It is hereby established pursuant to Section 2.01 of the Indenture that the Global Note representing Book-Entry Notes shall be substantially in the form attached as Exhibit B hereto, unless a different form is provided in the applicable Pricing Supplement or otherwise approved by an Authorized Officer, such approval being conclusively evidenced by the Authorized Officer’s filing the applicable Pricing Supplement with the Securities and Exchange Commission (which Pricing Supplement shall be an “Officers’ Certificate” satisfying the requirements of Section 2.01 of the Indenture).

C.     Establishment of Procedures for Authentication of Notes Pursuant to Section 2.04 of Indenture.

It is hereby ordered pursuant to Section 2.04 of the Indenture that a Global Note in the form attached as Exhibit B hereto shall be authenticated by the Trustee and/or issued in accordance with the Administrative Procedures attached hereto as Exhibit C and upon receipt by the Trustee (including by facsimile or email) of a Pricing Supplement, setting forth the information specified or contemplated therein for the particular Notes to be issued, in substantially the form attached as Exhibit D hereto or in such other form as may be approved by an Authorized Officer, such approval being conclusively evidenced by the Authorized Officer’s execution or approval for filing with the Commission of the same or the Authorized Officer’s instruction to the Trustee to enter the appropriate notations on the Annex A to such Global Note evidencing the Company’s obligations and reflecting the terms specified in the same (or, in the case of an Individual Global Note (as defined in the Administrative Procedures), to authenticate Notes having the terms specified in the same). If such Pricing Supplement is executed, at least one officer signing such Pricing Supplement shall be an Authorized Officer as defined in the Resolutions. If such Pricing Supplement is not executed, the Trustee may make the appropriate notations or authenticate the Notes, as the case may be, and issue the Notes in accordance with the Administrative Procedures upon the telephonic, electronic or written order of an Authorized Officer.

Attached as Exhibit E hereto are true and correct copies of Resolutions duly adopted by the Board of Directors of the Company on December 19, 2023; such Resolutions have not been further amended, modified or rescinded and remain in full force and effect; and such resolutions are the only resolutions adopted by the Company’s Board of Directors or by any Authorized Officers relating to the offering and sale of the Notes.

[Signature Page Follows]

The undersigned have read the sections of the Indenture, including the related definitions contained therein, related to the establishment of (i) a series of Securities, (ii) the forms of such Securities and (iii) the procedures for authentication of such series of Securities. The undersigned have examined the Resolutions adopted by the Board of Directors of the Company. In the opinion of the undersigned, the undersigned have made such examination or investigation as is necessary to enable the undersigned to express an informed opinion as to whether or not the covenants or conditions precedent to the establishment of (i) a series of Securities, (ii) the forms of such Securities and (iii) the procedures for authentication of such series of Securities, contained in the Indenture have been complied with. In the opinion of the undersigned, such covenants and conditions have been complied with.

Dated: January 19, 2024

TRUIST FINANCIAL CORPORATION

By:	/s/ Michael B. Maguire
Name:	Michael B. Maguire
Title:	Senior Executive Vice President and Chief Financial Officer

By:	/s/ Fadie Itayem
Name:	Fadie Itayem
Title:	Executive Vice President and Treasurer

[Signature Page to Officers’ Certificate and Company Order (Subordinated)]

EXHIBIT A: PROSPECTUS SUPPLEMENT

EXHIBIT B: MASTER GLOBAL NOTE (SERIES J)

EXHIBIT C: ADMINISTRATIVE PROCEDURES

EXHIBIT D: FORM OF PRICING SUPPLEMENT

EXHIBIT E: BOARD RESOLUTIONS